                                                                EXHIBIT 3.2




                        ACTIVE ACOUSTICAL SOLUTIONS, INC.

                            (A Delaware Corporation)

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

      Section 1. Principal Office The principal office of the Corporation shall be as set forth in its Certificate of Incorporation.

      Section 2. Additional Offices The Corporation may have such additional offices at such other place within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II

                            STOCKHOLDERS' MEETINGS

          Section 1. Annual Meeting An annual meeting of stockholders shall be held in each year during the month of January on a day to be designated by the Board of Directors, and at the time and place (either within or without the State of Delaware) as shall be fixed by the Board of Directors and specified in the notice of meeting for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

      Section 2. Special Meeting A Special Meeting of stockholders may be called at any time by the President or by the Board of Directors or by the President or the Secretary at the request in writing by the holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such time and place (either within or without the State of Delaware) as shall be specified in the notice thereof. Business transacted at any special meeting of stockholders shall be confined to the purposes set forth in the notice thereof.

      Section 3. Notice of Meetings Written notice of the time, place and purpose of every meeting or stockholders, (and, if other than an annual meeting, indicating the person or persons at whose direction the meeting is being convoked), shall be given to each stockholder of record entitled to vote at such meeting and to each stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten nor more than sixty days prior to the date set for the meeting, either personally or by mailing said notice by first class mail to each stockholder at his address appearing on the stock book of the Corporation or at such other address supplied by him in writing to the Secretary of the Corporation for the purpose of receiving notice. Notice by mail shall be deemed to be given when deposited, postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Post Office Department. The record date for determining the stockholders entitled to such notice shall be determined by the Board of Directors in accordance with Section 6 of ARTICLE SIXTH of these By-Laws.

      A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a stockholder at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such stockholder.

      All notice given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

      Section 4. Quorum The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of stockholders for the transaction of business except as otherwise provided by statute. If, however, a quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any stockholders.

      Section 5. Voting Every stockholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. At all elections of directors when a quorum is present, a plurality of the votes cast by the holders of shares entitled to vote shall elect and any other corporate action, when a quorum is present, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon except as may otherwise be provided by statute.

      Section 6. Proxies Every proxy must be signed by the stockholder entitled to vote or by his duly authorized attorney-in-fact and shall be valid only if filed with the Secretary of the Corporation or with the Secretary of the meeting prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by Section 212 of the General Corporation Law. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the stockholder who executed such proxy and the revocation is filed with the Secretary of the Corporation or with the Secretary of the Meeting prior to the voting of the proxy.

      Section 7. Stockholders' List A list of stockholders as of the record date, certified by the Secretary of the Corporation or by a transfer agent appointed by the Board of Directors shall be prepared for every meeting of stockholders and shall be produced by the Secretary or some other officer of the Corporation thereat.

      Section 8. Inspectors at Meetings In advance of any stockholders' meeting, the Board of Directors may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed the person presiding at any such meeting may, and at the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties as set forth in Section 231 of the General Corporation Law, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

      Section 9. Conduct of Meeting All meetings of stockholders shall be presided over by the President, or if he is not present by a chairman thereby chosen by the stockholders at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present the Chairman of the meeting shall appoint any person present to act as secretary of the meeting.

      Section 10. Stockholder Action Without Meetings Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 1. Function and Definition The business and property of the Corporation shall be managed by its Board of Directors who may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

      Section 2. Number and Qualification The number of directors constituting the entire Board shall consist of one or more members, as may be fixed by resolution of the Board of Directors or by the stockholders entitled to vote for the election of directors at an annual meeting, provided that any such action of the Board shall require the vote of a majority of the entire Board. The phrase "entire Board" as used herein means the total number of directors which the Corporation would have if there were no vacancies. The term of any incumbent director shall not be shortened by any such action by the Board of Directors or by the stockholders.

      Each director shall be at least twenty-one years of age. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

      Section 3. Election, Term and Vacancies Except as otherwise provided in this Section, all directors shall be elected at an annual meeting of stockholders, and all directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

      In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships resulting from the increase in the number of directors or from vacancies occurring in the Board, but not, except as hereinafter provided, in the case of a vacancy occurring by reason of removal of a director by the stockholders, may be filled by the vote of a majority of the directors, then remaining in office, although less than a quorum may exist.

      In the case of a vacancy occurring in the Board of Directors by reason of the removal of one or more directors by action of the stockholders, such vacancy may be filled by the stockholders at a special meeting duly called for such purpose.

      In the event a vacancy is not filled by such election by stockholders, whether or not the vacancy resulted from the removal of a director with or without cause, a majority of the directors then remaining in office, although less than a quorum, may fill any such vacancy.

      Section 4. Removal The Board of Directors may, at any time, with cause, remove any director.

      The stockholders entitled to vote for the election of directors may, at any time, remove any or all of the directors with or without cause.

      Section 5. Meetings The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held, without notice, immediately following the annual meeting of stockholders, at the same place at which such stockholders' meeting is held.

      Regular meetings of the Board of Directors shall be held at such time and place, within or outside of the State of Delaware, as may be fixed by resolution of the Board, and when so fixed, no further notice thereof need be given. Regular meetings not fixed by resolution of the Board may be held on notice at such time and place as shall be determined by the Board.

      Special meetings of the Board of Directors may be called on notice at any time by the President or by a majority of the directors then in office and shall be called by the President or the Secretary at the written request of a majority of the directors then in office.

      Section 6. Notice of Meeting In the case of all special meetings and of regular meetings not fixed by resolution of the Board, written notice of the time, place and purposes of each such meeting shall be mailed to each director, addressed to his residence or usual place of business, not less than four days before the date on which such meeting is to be held, or shall be sent to such address by telegraph, or be given personally, or by telephone, not less than two days before the date on which such meeting is to be held.

      Any meeting of the Board of Directors for which notice is required by these By-Laws or by statute need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. All signed waivers of notice shall be filed with the minutes of the meeting.

      Section 7. Conduct of Meetings The President, if present, shall preside at all meetings of directors. At all meetings at which the President is not present, any other director chosen by the Board, shall preside.

      Section 8. Quorum, Adjournment, Voting A majority of the entire Board shall be requisite and shall constitute a quorum at all meetings of the Board of Directors for the transaction of business, except where a vacancy or vacancies prevents such majority, whereupon a majority of the directors then in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board.

      A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place without further notice other than an announcement at the meeting.

      When a quorum is present at any meeting, a majority of the directors present shall decide any question brought before such meeting and the act of such majority shall be the act of the Board.

      Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or Committee consent in writing to the adoption of a resolution authorizing the action.

      Section 9. Compensation of Directors Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting of the Board of Directors or of any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the

Corporation in any other capacity and receiving reasonable compensation therefor.

      Section 10. Committees The Board of Directors, by resolution of a majority of the entire Board, may designate from among its members one or more committees, each consisting of three or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board except that no such committee shall have authority as to any of the following matters:

      (a) The submission to stockholders of any action as to which stockholders' authorization or approval is required by statute, the Certificate of Incorporation or by these By-Laws;
      (b) the filling of vacancies in the Board of Directors or in any committee thereof;
      (c) the fixing of compensation of the directors for serving on the Board or on any committee thereof;
      (d) the amendment or repeal of these By-Laws or the adoption of new By-Laws; and
      (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

      The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

      Each such committee shall serve at the pleasure of the Board. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting of the Board next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of a third person shall be affected by any such revision or alteration.

      Section 11. Written Action Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. Executive Officers The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, a Secretary, and, if deemed necessary, expedient or desirable by the Board of Directors, a Chairman of the Board, a Vice-Chairman of the board, an Executive Vice President, one or more other Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or

Vice-President of the Board, if any, need be a director. Any two or more offices may be held by the same person.

      Section 2. Term Unless otherwise provided in the resolution choosing him, officers shall hold office until the meeting of the Board held immediately following the next annual meeting of stockholders and until their successors have been elected and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

      Section 3. Removal Any officer may be removed from office by the Board at any time with or without cause.

      Section 4. Powers All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him. The Board of Directors may from time to time delegate the powers or duties of any officer of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or director or person whom they may select.

      Section 5. Compensation The compensation of each officer shall be such as the Board of Directors may from time to time determine.

                                    ARTICLE V

                                  RESIGNATIONS

      Any director or officer of the Corporation, or any member of any committee of the Board of Directors of the Corporation, may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignation shall have been accepted.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

      Section 1. Form of Certificates Each stockholder shall be entitled to a certificate or certificates in such form as prescribed by the General Corporation Law and by any other applicable statute, which certificate shall represent and certify the number, kind and class of shares owned by him in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each certificate has been issued together with the number of shares represented thereby and the date of issuance shall be entered in the stock book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each Certificate shall be signed by the President and counter-signed by the Secretary or Treasurer and shall be sealed with the Corporate Seal or a facsimile thereof. The signature of the officers upon a certificate may also be facsimiles if the certificate is counter-signed by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, such certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

      Section 2. Consideration A certificate representing shares shall not be issued until the full amount of consideration therefor has been paid to the Corporation, except if otherwise permitted by Section 156 of the General Corporation Law.

      Section 3. Lost Certificates The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, mutilated, stolen or destroyed, upon the making of an affidavit of that fact by the person so claiming and upon delivery to the Corporation, if the Board of Directors shall so require, of a bond in such form and with such surety or sureties as the Board may direct, sufficient in amount to indemnify the Corporation and its transfer agent against any claim which may be made against it or them on account of the alleged loss, destruction, theft or mutilation of any such certificates or the issuance of any such new certificate.

      Section 4. Fractional Share Interests The Corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the General Corporation Law; or it may pay in cash the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer from over the manual of facsimile signature of an officer of the Corporation or of its agents, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

      Section 5. Share Transfers Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by his duly authorized attorney, upon the surrender of the certificate or certificates for such shares properly endorsed with payment of all taxes thereon.

      Section 6. Record Date For Stockholders For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

      Section 7. Stockholders of Record The Corporation shall. be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE VII
                                STATUTORY NOTICES

      The Board of Directors may appoint the Treasurer or any other officer of the Corporation to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or statement which may be required by the General Corporation Law or by any other applicable statute.

                                  ARTICLE VIII

                                   FISCAL YEAR

      The fiscal year of the Corporation shall begin the first day of January of each year. By resolution duly adopted, the Board of Directors may alter such fiscal year.

                                   ARTICLE IX

                                 CORPORATE SEAL

      The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware" and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The Corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said Corporate seal.

                                    ARTICLE X

                                BOOKS AND RECORDS

      There shall be maintained at the principal office of the Corporation books of account of all of the Corporation's business and transactions.

      There shall be maintained at the office of the Corporation's transfer agent in New York, a record containing the name and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

                                   ARTICLE XI
                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                   AND AGENTS

      Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then is or was a director, officer, employee or agent of the Corporation, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of Delaware. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

                                   ARTICLE XII
                                   AMENDMENTS

      The stockholders entitled at the time to vote in the election of directors and the Board of Directors by vote of a majority of the entire Board, shall have the power to amend or repeal these Bylaws and to adopt new by-laws provided, however, that any by-law adopted, amended or repealed by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon as herein provided.


                                       20